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                                                                   Exhibit T3A-6

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                     AMERICAN LONGWALL ROOF SUPPORTS, INC.

           (Pursuant to Section 807 of the Business Corporation Law)

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     FIRST:  The name of the corporation is American Longwall Roof Supports,
Inc.

     SECOND: The certificate of incorporation of the corporation was filed by the Department of State on April 14, 1948; and the name under which the corporation was originally incorporated is Dowty Corporation.

     THIRD: The text of the certificate of incorporation of the corporation is hereby amended to comply with the requirements of Section 1123(a) of the United States Bankruptcy Code and the Plan of Reorganization of American Longwall Roof Supports, Inc. The text of the certificate of incorporation is hereby restated as amended or changed to read as follows:

          Article I:  The name of the corporation (which is hereinafter referred
          ---------
to as the "Corporation") is American Longwall Roof Supports, Inc.

          Article II: The corporation is formed for the following purpose:
          ----------

          To engage in any lawful act or activity for which corporations may be organized and incorporated under the Business Corporation Law, provided that the corporation is not formed to engage in any lawful act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

          Article III: The office of the corporation is to be located in the
          -----------
County of Albany, State of New York.

          Article IV:
          ----------

               Section 1. The aggregate number of shares which the Corporation shall be authorized to issue is 500 shares of capital stock, all of which are of a par value of one hundred dollars ($100.00) and classified as Common.
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               Section 2.  Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

               Section 3. Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting equity securities of any class, series or other designation to the extent prohibited by
     Section 1123(a)(6) of title 11 of the United States Code (the "Bankruptcy Code"); provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect for so long as such Section 1123(a)(6) is in effect and applies to the Corporation and
     (iii) be deemed void or eliminated if required under applicable law.

          Article V: The Secretary of State is designated as the agent of the
          ---------
corporation upon whom process against the corporation may be served and the post office address within the State of New York to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is: c/o Lexis Document Services, 194 State Street, Ste. 608, Albany, NY 12207.

          Article VI: The name of the registered agent of the corporation within
          ----------
the State of New York is Lexis Document Services and the address of its registered office within the state of New York is 194 State Street, Ste. 608, Albany, NY 12207.

          Said registered agent is to be the agent of the corporation upon whom process against the corporation may be served.

          Article VII:
          -----------

               Section 1.  Elimination of Certain Liability of Directors. A
                           ---------------------------------------------
     director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Business Corporation Law of the State of New York as the same exists or may hereafter be amended.

               Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

               Section 2.  Indemnification and Insurance.
                           -----------------------------

               (a) Except as provided in paragraph (g) of this Section 2, each person who was or is made a party or is threatened to be made a party to or is involved in

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     any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction shall continue as to a person who has ceased after such alleged action or inaction to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the following paragraph, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors unless such proceeding (or part thereof) is a counter claim, cross-claim, third party claim or appeal brought by such person in any proceeding. The right to indemnification conferred in this Section 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Business Corporation Law of the State of New York requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further appeal that such director or officer is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to an employee or agent of the Corporation or to a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise of which the Corporation owns fifty percent or more with the same scope and effect as

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     the foregoing indemnification of directors and officers or such lesser scope and effect as shall be determined by action of the Board of Directors.

               (b) If a claim under the preceding paragraph is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part in any such claim or suit, or in a claim or suit brought by the Corporation to recover an advancement of expenses under this paragraph, the claimant shall be entitled to be paid also the expense of prosecuting or defending any such claim or suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which makes it permissible under the Business Corporation Law of the State of New York for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Business Corporation Law of the State of New York, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct set forth in the Business Corporation Law of the State of New York, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by such person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses hereunder, the burden of proving that such person is not entitled to be indemnified, or to have or retain such advancement of expenses, shall be on the Corporation.

               (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

               (d) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation

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     would have the power to indemnify such person against such expense, liability or loss under the Business Corporation Law of the State of New York.

               (e) For purposes of this Section 2, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 2 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

               (f) In the event that any of the provisions of this Section 2 (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

               (g) The Corporation's indemnification obligations for claims arising before the effective date of the Corporation's plan of reorganization (the "Plan") in the Corporation's bankruptcy proceedings commenced on June 7, 1999 pursuant to chapter 11 of title 11 of the United States Code shall be limited and qualified as provided in Section XIV(D) of the Plan.

          Article VIII:  Unless and except to the extent that the By-Laws of the
          ------------
Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

          Article IX:  In furtherance and not in limitation of the powers
          ----------
conferred by law, the Board of Directors of the Corporation (the "Board") is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

          Article X:  The Corporation reserves the right at any time from time
          ---------
to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of New York at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

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     FOURTH: The manner in which the foregoing restatement of the certificate of incorporation of the corporation was authorized is as follows:

          Pursuant to sections 808 of the Business Corporation Law of the State of New York, a plan of reorganization of the Corporation entitled "Third Amended Joint Plan of Reorganization as Modified, of the Debtors" (the "Plan") having been filed pursuant to chapter 11 of Title 11 of the United States Code in a proceeding under the United States Bankruptcy Code entitled In re: Harnischfeger Industries, Inc., et al., Case No. 99-2171
     (PJW) (the "Proceeding"), which Plan contemplates the entry of an order confirming the Plan by the United States Bankruptcy Court for the District of New York, a court having jurisdiction over the Proceeding (the "Order"), and such Order providing for the making and filing of this Restated Certificate of Incorporation, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation. Pursuant to the Plan, all stock of the Corporation existing prior to confirmation of the Plan shall be cancelled effective upon the Effective Date (as such term is defined in the Plan). The rights of equity holders existing prior to the confirmation of the Plan are dealt with in the Plan.

     FIFTH: The certificate of incorporation of the Corporation is hereby amended and restated in its entirety to read as set forth in the Restated Certificate of Incorporation hereinafter provided for.

     SIXTH: That no trustee has been appointed to act for and on behalf of the Corporation, and the undersigned officer of the Corporation is authorized to execute and file this Restated Certificate of Incorporation.

                           *   *   *   *   *   *   *

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     IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.



     Date: May 14, 2001.



                              AMERICAN LONGWALL ROOF SUPPORTS, INC.

                              By: /s/ Eric B. Fonstad
                                  -------------------
                                      Eric B. Fonstad
                                      Vice President & Assistant Secretary



STATE OF Wisconsin )
                   )   ss:
COUNTY OF Milwaukee)

          On this 14th day of May, 2001, before me Beth Kirch, a Notary Public of the State of Wisconsin, duly commissioned and sworn, personally appeared Eric
B. Fonstad known to me to be person whose name and offices are subscribed to above, and acknowledged that he executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first written above.

                                    /s/ Beth Kirch
                                    --------------
                                    Notary Public in and for said State

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